Exhibit 5
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                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                            3500 U.S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                          PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155



                                November 24, 1999

Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, Oregon  97204

        Subject:  Registration Statement on Form S-8 Relating to
                  Executive Loan Program

Gentlemen:

        We have acted as counsel for Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 1,700,000 shares of the Company's common stock, $1 par value (the "Shares"), to be purchased by participants in accordance with the terms of the Louisiana-Pacific Executive Loan Program (the "Plan").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

        Based on the foregoing, it is our opinion that:

        1. The Plan has been duly adopted and approved by all necessary corporate action.

        2. The 1,700,000 Shares issuable under the Plan have been duly authorized and reserved for issuance.

        3. When the Shares are issued and sold by the Company in accordance with the Plan while the Registration Statement is effective, the Shares will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,



                                            MILLER NASH LLP